Exhibit 99.1

Byline Bancorp, Inc. Reports Full Year and Fourth Quarter 2021 Financial Results

Select Full Year 2021 Financial Highlights

•
Net income of $92.8 million, or $2.40 per diluted share
•
Net interest margin of 3.84%
•
Return on average assets of 1.40%
•
Efficiency ratio of 57.27%
•
Originated loans and leases increased $425.9 million, or 11.6%
•
Non-interest-bearing deposits increased $395.7 million, or 22.5%
•
Top SBA lender for Illinois and Wisconsin for the eighth consecutive year
•
Returned $40.3 million capital to common stockholders through dividends and share repurchases

Select Fourth Quarter 2021 Financial Highlights

•
Net income of $17.2 million, or $0.45 per diluted share
•
Total revenue1 of $80.7 million, including $61.7 million net interest income and $19.0 million non-interest income
•
Net interest margin of 3.96%
•
Return on average assets of 1.02%, as adjusted1 1.56%
•
Total loan and lease production of $313.7 million
•
Common Equity Tier 1 to risk weighted assets of 11.39%

Chicago, IL, January 27, 2022 – Byline Bancorp, Inc. ("Byline", the “Company”, "we", "our", or "us")(NYSE: BY), the parent company of Byline Bank (the “Bank”), today reported net income of $17.2 million, or $0.45 per diluted share, for the fourth quarter of 2021, compared with net income of $25.3 million, or $0.66 per diluted share, for the third quarter of 2021, and net income of $12.3 million, or $0.31 per diluted share, for the fourth quarter 2020. Adjusted net income1 was $26.3 million, or $0.69 per adjusted diluted share, for the fourth quarter of 2021, compared with $26.4 million, or $0.69 per adjusted diluted share1, for the third quarter of 2021, and $15.2 million, or $0.38 per adjusted diluted share, for the fourth quarter of 2020.

Roberto R. Herencia, Executive Chairman and Chief Executive Officer of Byline Bancorp, commented, “A lot has changed in the last year, and our fourth quarter and full year results highlight the value of our diversified business model, which allowed us to deliver strong results for our shareholders. This was an extraordinary year for the Byline franchise that brought both challenges and opportunities. I’m proud of how we came together to support our customers and communities while consistently executing on our strategic plan to drive organic loan and deposit growth resulting in a higher level of profitability. As we look ahead, I’m confident in our ability to create shareholder value as we continue to invest in talent and technology to drive revenue growth and efficiency improvement. We remain well positioned to support our continued growth and I want to thank all our employees for being flexible, for being resilient, and for bringing our core values to life for the benefit of our customers every day.”

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Alberto J. Paracchini, President of Byline Bancorp, added, “We ended 2021 on a good note as our fourth quarter results were supported by continued strong inflows of commercial non-interest bearing deposits and annualized loan and lease growth of 6.6%, excluding PPP loans. During the quarter we announced the consolidation of six branch locations and the disposition of real estate in efforts to adapt to changes in customer behavior and improve operating efficiencies. During 2021, we returned $40.3 million of capital to shareholders through common dividends and share repurchases. As we moved through the year, we saw a favorable shift in our mix of earning assets and produced record earnings for the company. As we enter this new year in a strong position, we believe we continue to have a healthy loan pipeline and our focus remains on supporting new and existing customers, executing our strategy, and growing the value of our franchise.”

Board Approves Redemption of Series B Preferred Stock

On January 25, 2022, the Company's Board of Directors approved the redemption of all of the outstanding shares of the Company’s 7.50% fixed-to-floating, noncumulative perpetual preferred stock, Series B ("Series B Preferred Stock"), on March 31, 2022. The Company currently has 10,438 shares of Series B Preferred Stock, with a liquidation of preference of $1,000 per share, plus any declared and unpaid dividends from any prior dividend period.

Board Declares Cash Dividend of $0.09 per Share

On January 25, 2022, the Company's Board of Directors declared a cash dividend of $0.09 per share, payable on February 22, 2022, to stockholders of record of the Company's common stock as of February 8, 2022.

Consolidation of Six Branches and Disposal of Real Estate

On December 10, 2021 Byline announced plans to continue to optimize its branch network, dispose of a portfolio of owned real estate properties and reduce the amount of office square footage it occupies as part of its efforts to adapt to changes in customer behavior and improve operating efficiencies. Byline Bank plans to consolidate six of its 44 full-service branches during the second quarter of 2022. The Company also plans to dispose of a real estate portfolio that includes former branch locations and other properties and reduce the amount of office square footage it occupies to accommodate current trends in remote working preferences. The impact of the branch consolidations and the strategic real estate reduction is expected to result in total charges of approximately $15.0 million, of which $13.0 million were incurred during the fourth quarter 2021, with the remainder to be incurred during the first half of 2022, and expects to generate approximately $5.3 million in annualized cost savings. We expect to reinvest approximately 70% of the anticipated annualized cost savings into talent and technology that will further enhance our digital banking capabilities.

STATEMENTS OF OPERATIONS

Net Interest Income

The following table presents net interest income for the periods indicated:

				December 31, 2021
	Three Months Ended			Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2021	2021	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$58,570	$56,291	$53,441	4.0%	9.6%
Interest on securities	5,619	5,534	6,252	1.5%	(10.1)%
Other interest and dividend income	495	947	232	(47.8)%	113.2%
Total interest and dividend income	64,684	62,772	59,925	3.0%	7.9%
INTEREST EXPENSE
Deposits	1,037	986	1,814	5.2%	(42.8)%
Other borrowings	330	349	480	(5.8)%	(31.4)%
Subordinated notes and debentures	1,589	1,592	1,611	(0.2)%	(1.4)%
Total interest expense	2,956	2,927	3,905	1.0%	(24.3)%
Net interest income	$61,728	$59,845	$56,020	3.1%	10.2%

Byline Bancorp, Inc.

The following table presents the average interest-earning assets and average interest-bearing liabilities for the periods indicated. Net interest income and margin are adjusted to reflect tax-exempt interest income on a tax-equivalent basis using tax rates effective as of the end of the period:

	For the Three Months Ended
	December 31, 2021			September 30, 2021
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$106,170	$42	0.16%	$40,088	$19	0.19%
Loans and leases(1)	4,610,608	58,570	5.04%	4,539,111	56,291	4.92%
Taxable securities	1,288,969	5,111	1.57%	1,309,802	5,472	1.66%
Tax-exempt securities(2)	184,015	1,217	2.62%	187,064	1,254	2.66%
Total interest-earning assets	$6,189,762	$64,940	4.16%	$6,076,065	$63,036	4.12%
Allowance for loan and lease losses	(59,144)			(61,528)
All other assets	568,451			546,331
TOTAL ASSETS	$6,699,069			$6,560,868
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$659,841	$236	0.14%	$653,543	$228	0.14%
Money market accounts	1,089,398	345	0.13%	1,031,009	280	0.11%
Savings	633,469	75	0.05%	625,037	75	0.05%
Time deposits	688,154	381	0.22%	709,805	403	0.23%
Total interest-bearing deposits	3,070,862	1,037	0.13%	3,019,394	986	0.13%
Other borrowings	385,787	330	0.34%	426,284	349	0.33%
Subordinated notes and debentures	110,341	1,589	5.71%	110,195	1,592	5.73%
Total borrowings	496,128	1,919	1.53%	536,479	1,941	1.44%
Total interest-bearing liabilities	$3,566,990	$2,956	0.33%	$3,555,873	$2,927	0.33%
Non-interest-bearing demand deposits	2,222,583			2,106,189
Other liabilities	70,521			75,052
Total stockholders’ equity	838,975			823,754
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,699,069			$6,560,868
Net interest spread(3)			3.83%			3.79%
Net interest income, fully taxable equivalent		$61,984			$60,109
Net interest margin, fully taxable equivalent(2)(4)			3.97%			3.92%
Tax-equivalent adjustment		(256)	0.01%		(264)	0.01%
Net interest income		$61,728			$59,845
Net interest margin(4)			3.96%			3.91%

Net loan accretion impact on margin		$1,450	0.09%		$1,638	0.11%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

Net interest income for the fourth quarter of 2021 was $61.7 million, an increase of $1.9 million, or 3.1%, from the third quarter of 2021.

The increase in net interest income was primarily due to:

•
An increase of $2.3 million in interest income on loans and leases, due to higher balances and yields on loans and leases.

Partially offset by:

•
A decrease of $452,000 in other interest and dividend income due to lower dividends on equity investments.

Tax-equivalent net interest margin for the fourth quarter of 2021 was 3.97%, an increase of five basis points compared to the third quarter of 2021. Total net accretion income on acquired loans contributed nine basis points to the net interest margin for the fourth quarter of 2021 compared to 11 basis points for the third quarter of 2021, a decrease of two basis points. PPP loan interest income and net fee income combined contributed $4.5 million to net interest income for the fourth quarter of 2021 compared to $5.4 million for the third quarter of 2021.

The average cost of total deposits was 0.08% for the fourth quarter of 2021, flat compared to the third quarter of 2021. Average non-interest-bearing demand deposits increased $116.4 million, while average money market account deposits increased by $58.4 million. Average non-interest-bearing demand deposits were 42.0% of average total deposits for the fourth quarter of 2021 compared to 41.1% during the third quarter of 2021.

Provision for Loan and Lease Losses

The provision for loan and lease losses was a recapture of $1.3 million for the fourth quarter of 2021, a decrease of $1.6 million compared to a provision of $352,000 for the third quarter of 2021. The recapture of provision during the fourth quarter of 2021 was mainly driven by a decrease in non-performing loans and leases, and changes in qualitative factors due to continuing economic improvement.

Non-interest Income

The following table presents the components of non-interest income for the periods indicated:

	Three Months Ended			December 31, 2021 Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2021	2021	2020	2021	2020
NON-INTEREST INCOME
Fees and service charges on deposits	$1,955	$1,867	$1,740	4.7%	12.4%
Loan servicing revenue	3,392	3,344	2,645	1.4%	28.2%
Loan servicing asset revaluation	(2,510)	(2,650)	(2,298)	(5.3)%	9.2%
ATM and interchange fees	1,219	1,201	1,076	1.6%	13.3%
Net realized gains (losses) on securities available-for-sale	(21)	130	2,889	NM	NM
Change in fair value of equity securities, net	(98)	(275)	428	(64.6)%	NM
Net gains on sales of loans	12,924	12,761	9,449	1.3%	36.8%
Wealth management and trust income	764	815	710	(6.4)%	7.5%
Other non-interest income	1,389	1,302	1,051	6.7%	32.1%
Total non-interest income	$19,014	$18,495	$17,690	2.8%	7.5%

Non-interest income for the fourth quarter of 2021 was $19.0 million, an increase of $519,000, or 2.8%, compared to $18.5 million for the third quarter of 2021.

The increase in total non-interest income was primarily due to:

•
An increase of $178,000 in the fair value of equity securities, net, due to changes in the market value of securities; and

Byline Bancorp, Inc.

•
An increase of $162,000 in net gains on sales of loans due to higher volume of loans sold.

Partially offset by:

•
A decrease in net realized losses on securities available-for-sale of $152,000 due to sales of securities.

During the fourth quarter of 2021, we sold $113.9 million of U.S. government guaranteed loans compared to $104.2 million during the third quarter of 2021.

Non-interest Expense

The following table presents the components of non-interest expense for the periods indicated:

	Three Months Ended			December 31, 2021 Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
(dollars in thousands)	2021	2021	2020	2021	2020
NON-INTEREST EXPENSE
Salaries and employee benefits	$28,850	$25,978	$22,559	11.1%	27.9%
Occupancy and equipment expense, net	4,995	4,982	6,854	0.3%	(27.1)%
Loan and lease related expenses	2,328	1,175	1,324	98.1%	75.8%
Legal, audit and other professional fees	2,376	2,710	1,336	(12.4)%	77.8%
Data processing	3,070	3,108	2,748	(1.2)%	11.7%
Net loss recognized on other real estate owned and other related expenses	26	42	495	(39.1)%	(94.8)%
Other intangible assets amortization expense	1,738	1,738	1,892	—	(8.2)%
Other non-interest expense	15,585	4,447	9,813	250.6%	58.8%
Total non-interest expense	$58,968	$44,180	$47,021	33.5%	25.4%

Non-interest expense for the fourth quarter of 2021 was $59.0 million, an increase of $14.8 million, or 33.5%, from $44.2 million for the third quarter of 2021.

The increase in total non-interest expense was primarily due to:

•
An increase of $11.1 million in other non-interest expense mainly due to $8.4 million of impairment charges on assets held for sale and $4.1 million on branch consolidation charges; and
•
An increase of $2.9 million in salaries and employee benefits mainly related to increases in salary expense of $499,000 with new additional hires, increase of $1.5 million in commissions and incentive expense, and $573,000 related to branch consolidation charges; and
•
An increase of $1.2 million in loan and lease related expenses mainly related to higher expenses associated with originations of government guaranteed loans.

Our efficiency ratio was 70.88% for the fourth quarter of 2021 compared to 54.18% for the third quarter of 2021. Excluding asset impairment charges, our adjusted efficiency ratio1 was 55.46% for the fourth quarter of 2021, compared with 52.35% for the third quarter of 2021.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

INCOME TAXES

We recorded income tax expense of $5.9 million during the fourth quarter of 2021, compared to $8.5 million during the third quarter of 2021. The effective tax rate was 25.5% and 25.1% for the fourth quarter and third quarter of 2021, respectively.

STATEMENTS OF FINANCIAL CONDITION

Total assets were $6.7 billion at December 31, 2021, a decrease of $8.3 million compared to $6.7 billion at September 30, 2021.

Byline Bancorp, Inc.

The current quarter decrease was primarily due to:

•
A decrease in net loans and leases of $66.5 million due to PPP forgiveness.

Partially offset by:

•
An increase in securities available for sale of $26.9 million due to purchases of securities.

The following table shows our allocation of the originated, acquired impaired, and acquired non-impaired loans and leases at the dates indicated:

	December 31, 2021		September 30, 2021		December 31, 2020
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases
Commercial real estate	$1,379,000	30.4%	$1,298,454	28.2%	$1,017,587	23.5%
Residential real estate	379,796	8.4%	387,578	8.4%	414,220	9.6%
Construction, land development, and other land	323,886	7.1%	336,460	7.3%	226,408	5.2%
Commercial and industrial	1,534,745	33.8%	1,480,076	32.1%	1,276,527	29.4%
Paycheck Protection Program	123,712	2.7%	268,081	5.8%	517,815	11.9%
Installment and other	940	0.0%	998	0.0%	1,267	0.0%
Leasing financing receivables	352,247	7.8%	331,149	7.2%	214,636	4.9%
Total originated loans and leases	$4,094,326	90.2%	$4,102,796	89.0%	$3,668,460	84.5%
Acquired impaired loans
Commercial real estate	$72,160	1.6%	$84,821	1.8%	$108,484	2.5%
Residential real estate	49,401	1.1%	61,893	1.3%	78,840	1.9%
Construction, land development, and other land	1,312	0.0%	1,746	0.1%	4,113	0.1%
Commercial and industrial	4,014	0.1%	6,651	0.1%	10,178	0.2%
Installment and other	164	0.0%	169	0.0%	202	0.0%
Total acquired impaired loans	$127,051	2.8%	$155,280	3.3%	$201,817	4.7%
Acquired non-impaired loans and leases
Commercial real estate	$214,588	4.7%	$235,103	5.1%	$295,599	6.8%
Residential real estate	51,317	1.1%	58,283	1.3%	79,211	1.8%
Construction, land development, and other land	201	0.1%	206	0.0%	212	0.0%
Commercial and industrial	43,202	1.0%	49,678	1.1%	82,195	1.9%
Installment and other	264	0.0%	275	0.0%	536	0.0%
Leasing financing receivables	6,179	0.1%	7,607	0.2%	12,505	0.3%
Total acquired non-impaired loans and leases	$315,751	7.0%	$351,152	7.7%	$470,258	10.8%
Total loans and leases	$4,537,128	100.0%	$4,609,228	100.0%	$4,340,535	100.0%
Allowance for loan and lease losses	(55,012)		(60,598)		(66,347)
Total loans and leases, net of allowance for loan and lease losses	$4,482,116		$4,548,630		$4,274,188

Paycheck Protection Program

The following table presents the net PPP loans outstanding as of December 31, 2021:

	PPP Loans Outstanding
(dollars in thousands)	First Round	Second Round	Total
Principal outstanding	$3,637	$123,547	$127,184
Unearned processing fee	(46)	(4,303)	(4,349)
Deferred cost	11	866	877
PPP loans, net	$3,602	$120,110	$123,712
Number of loans outstanding	62	710	772

Forgiven	97.1%	67.5%	87.0%
In review or submission process	0.3%	7.7%	2.8%
Not applied for forgiveness	2.6%	24.8%	10.2%

PPP loans decreased by $144.4 million in the fourth quarter of 2021 primarily as a result of forgiveness of PPP loans. Forgiveness for the fourth quarter 2021 was $160.3 million compared to $202.4 million for the third quarter of 2021.

Byline Bancorp, Inc.

ASSET QUALITY

Non-Performing Assets

The following table sets forth the amounts of non-performing loans and leases (excluding acquired impaired), other real estate owned, and accruing troubled debt restructured loans at the dates indicated:

				December 31, 2021 Change from
(dollars in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Non-performing assets:
Non-accrual loans and leases	$23,130	$34,465	$41,103	(32.9)%	(43.7)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$23,130	$34,465	$41,103	(32.9)%	(43.7)%
Other real estate owned	2,112	3,033	6,350	(30.4)%	(66.7)%
Total non-performing assets	$25,242	$37,498	$47,453	(32.7)%	(46.8)%
Accruing troubled debt restructured loans (1)	$1,927	$2,366	$2,495	(18.5)%	(22.8)%
Total non-performing loans and leases as a percentage of total loans and leases	0.51%	0.75%	0.95%
Total non-performing assets as a percentage of total assets	0.38%	0.56%	0.74%
Allowance for loan and lease losses as a percentage of non-performing loans and leases	237.84%	175.82%	161.42%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$3,270	$6,326	$3,645	(48.3)%	(10.3)%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$3,270	$6,326	$3,645	(48.3)%	(10.3)%
Accruing troubled debt restructured loans guaranteed (1)	$—	$—	$—	—%	—%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.44%	0.61%	0.86%
Total non-performing assets not guaranteed as a percentage of total assets	0.33%	0.46%	0.69%

(1) Accruing troubled debt restructured loans are not included in total non-performing loans and leases or in non-performing assets.

Variances in non-performing assets were:

•
Non-performing loans and leases were $23.1 million at December 31, 2021, a decrease of $11.3 million from $34.5 million at September 30, 2021 primarily due to payoffs and resolutions; and
•
Other real estate owned was $2.1 million at December 31, 2021, a decrease of $921,000 from $3.0 million at September 30, 2021 due to sales.

Allowance for Loan and Lease Losses

The following table presents the balance and activity within the allowance for loan and lease losses for the periods indicated:

	Three Months Ended
	December 31,	September 30,		December 31,
(dollars in thousands)	2021	2021		2020
Allowance for loan and lease losses, beginning of period	$60,598	$61,719		$61,258
Provision/(recapture) for loan and lease losses	(1,293)	352		10,236
Net charge-offs of loans and leases	(4,293)	(1,473)		(5,147)
Allowance for loan and lease losses, end of period	$55,012	$60,598		$66,347

Allowance for loan and lease losses to period end total loans and leases held for investment	1.21%	1.31%		1.53%
Net charge-offs (annualized) to average loans and leases outstanding during the period	0.37%	0.13%		0.47%
Provision/(recapture) for loan and lease losses to net charge-offs during the period	(0.30)x	0.24	x	1.99	x

Byline Bancorp, Inc.

The allowance for loan and lease losses as a percentage of total loans and leases held for investment decreased to 1.21% at December 31, 2021 compared to 1.31% at September 30, 2021. The allowance for loan and lease losses as a percentage of total loans and leases held for investment excluding PPP loans decreased to 1.25% at December 31, 2021 from 1.40% at September 30, 2021.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance on the recognition of credit losses, otherwise known as "CECL", which replaces the incurred loss impairment methodology with a methodology that reflects current expected credit losses. In November 2019, the FASB delayed the effective date of the standard for smaller reporting companies, which includes emerging growth companies. Assuming we remain an emerging growth company, the Company anticipates adopting the standard on December 31, 2022. We are in the process of implementation and determining the impact that this new authoritative guidance will have on our consolidated financial statements.

Net Charge-Offs

Net charge-offs during the fourth quarter of 2021 were $4.3 million, or 0.37% of average loans and leases, on an annualized basis, an increase of $2.8 million compared to $1.5 million, or 0.13% of average loans and leases, during the third quarter of 2021, and a decrease of $854,000 from $5.1 million or 0.47% of average loans and leases from the comparable period a year ago.

Net charge-offs for the fourth quarter of 2021 included $1.5 million in the unguaranteed portion of U.S. government guaranteed loans, while net charge-offs for the third quarter of 2021 and fourth quarter of 2020 included $1.3 million and $5.0 million, respectively, in the unguaranteed portion of U.S. government guaranteed loans.

Byline Bancorp, Inc.

Deposits and Other Liabilities

The following table presents the composition of deposits at the dates indicated:

				December 31, 2021 Change from
(dollars in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	September 30, 2021	December 31, 2020
Non-interest-bearing demand deposits	$2,158,420	$2,117,749	$1,762,676	1.9%	22.5%
Interest-bearing checking accounts	572,426	652,824	494,424	(12.3)%	15.8%
Money market demand accounts	1,106,272	1,057,419	1,142,709	4.6%	(3.2)%
Other savings	638,218	627,294	564,700	1.7%	13.0%
Time deposits (below $250,000)	532,589	553,364	600,810	(3.8)%	(11.4)%
Time deposits ($250,000 and above)	147,122	149,628	186,712	(1.7)%	(21.2)%
Total deposits	$5,155,047	$5,158,278	$4,752,031	(0.1)%	8.5%

Total deposits remained at $5.2 billion at December 31, 2021 compared to September 30, 2021. Non-interest-bearing deposits were 41.9% and 41.1% of total deposits at December 31, 2021 and September 30, 2021, respectively.

The decrease in the current quarter was primarily due to:

•
A decrease in interest bearing checking deposits of $80.4 million primarily due to decreases in public funds deposits.

Partially offset by:

•
An increase in non-interest-bearing deposits of $40.7 million, due to increases in consumer deposits; and
•
An increase in money market demand accounts of $48.9 million, principally driven by business accounts.

Total borrowings and other liabilities were $704.7 million at December 31, 2021, a decrease of $17.1 million from $721.8 million at September 30, 2021, primarily driven by the repayment of the Paycheck Protection Program Liquidity Facility of $156.4 million, offset by increases in Federal Home Loan Bank advances of $135.0 million.

Stockholders’ Equity

Total stockholders’ equity was $836.4 million at December 31, 2021, an increase of $12.0 million from $824.4 million at September 30, 2021. The increase was primarily due to an increase in retained earnings, offset by a decrease in the fair value of available-for-sale securities.

Under its stock repurchase program, the Company repurchased an aggregate 1,331,708 shares at an average price of $21.68 during 2021. The Company did not repurchase any shares during the fourth quarter.

Byline Bancorp, Inc.

The following table presents actual regulatory capital dollar amounts and ratios of the Company and Byline Bank as of December 31, 2021:

	Actual		Minimum Capital Required		Required to be Considered Well Capitalized
December 31, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk weighted assets:
Company	$830,262	14.70%	$451,903	8.00%	N/A	N/A
Bank	753,480	13.38%	450,470	8.00%	$563,087	10.00%
Tier 1 capital to risk weighted assets:
Company	$698,846	12.37%	$338,927	6.00%	N/A	N/A
Bank	$697,064	12.38%	337,852	6.00%	$450,470	8.00%
Common Equity Tier 1 (CET1) to risk weighted assets:
Company	$643,408	11.39%	$254,195	4.50%	N/A	N/A
Bank	697,064	12.38%	253,389	4.50%	$366,007	6.50%
Tier 1 capital to average assets:
Company	$698,846	10.89%	$256,657	4.00%	N/A	N/A
Bank	697,064	10.87%	256,478	4.00%	$320,597	5.00%

Capital ratios for the period presented are based on the Basel III regulatory capital framework as applied to our current business and operations, and are subject to, among other things, completion and filing of our regulatory reports and ongoing regulatory review and implementation guidance.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, January 28, 2022 to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (844) 200-6205; passcode 337883. A recorded replay can be accessed through February 11, 2022 by dialing (866) 813-9403; passcode: 531731.

A slide presentation relating to our fourth quarter 2021 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company for Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $6.7 billion in assets and operates more than 40 full service branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and retail banking products and services including small ticket equipment leasing solutions and is one of the top five Small Business Administration lenders in the United States.

Byline Bancorp, Inc.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgement and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

The COVID-19 pandemic is adversely affecting us, our employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates or turbulence in U.S. or global financial markets, could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, and lead to a tightening of credit and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors:	Media:
Brooks Rennie	Erin O’Neill
Investor Relations Manager	Director of Marketing
312-660-5805	773-475-2901
brennie@bylinebank.com	eoneill@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2021	2021	2021	2021	2020
ASSETS
Cash and due from banks	$35,247	$46,900	$50,558	$47,101	$41,432
Interest bearing deposits with other banks	122,684	95,978	52,138	66,038	41,988
Cash and cash equivalents	157,931	142,878	102,696	113,139	83,420
Equity and other securities, at fair value	10,578	10,299	10,575	8,557	8,764
Securities available-for-sale, at fair value	1,454,542	1,427,605	1,495,789	1,675,907	1,447,230
Securities held-to-maturity, at amortized cost	3,885	3,887	3,890	3,892	4,395
Restricted stock, at cost	22,002	15,927	11,927	19,057	10,507
Loans held for sale	64,460	48,372	25,046	28,584	7,924
Loans and leases:
Loans and leases	4,537,128	4,609,228	4,469,457	4,454,620	4,340,535
Allowance for loan and lease losses	(55,012)	(60,598)	(61,719)	(65,590)	(66,347)
Net loans and leases	4,482,116	4,548,630	4,407,738	4,389,030	4,274,188
Servicing assets, at fair value	23,744	23,597	24,683	22,140	22,042
Premises and equipment, net	62,548	76,995	80,482	85,182	86,728
Other real estate owned, net	2,112	3,033	4,417	5,952	6,350
Goodwill and other intangible assets, net	165,558	167,296	169,034	170,882	172,631
Bank-owned life insurance	80,039	60,992	60,628	60,258	10,009
Deferred tax assets, net	50,329	45,165	43,127	48,662	40,181
Accrued interest receivable and other assets	116,328	129,775	100,570	118,883	216,283
Total assets	$6,696,172	$6,704,451	$6,540,602	$6,750,125	$6,390,652
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$2,158,420	$2,117,749	$2,089,455	$2,015,643	$1,762,676
Interest-bearing deposits	2,996,627	3,040,529	3,002,740	3,008,897	2,989,355
Total deposits	5,155,047	5,158,278	5,092,195	5,024,540	4,752,031
Other borrowings	519,723	539,119	446,836	749,719	647,901
Subordinated notes, net	73,517	73,473	73,429	73,386	73,342
Junior subordinated debentures issued to capital trusts, net	36,906	36,796	36,682	36,565	36,451
Accrued expenses and other liabilities	74,597	72,367	74,387	72,120	75,463
Total liabilities	5,859,790	5,880,033	5,723,529	5,956,330	5,585,188
STOCKHOLDERS’ EQUITY
Preferred stock	10,438	10,438	10,438	10,438	10,438
Common stock	387	386	385	385	384
Additional paid-in capital	593,753	592,192	590,422	589,209	587,165
Retained earnings	271,676	258,077	236,363	210,385	191,098
Treasury stock	(31,570)	(31,161)	(20,712)	(8,275)	(1,668)
Accumulated other comprehensive income (loss), net of tax	(8,302)	(5,514)	177	(8,347)	18,047
Total stockholders’ equity	836,382	824,418	817,073	793,795	805,464
Total liabilities and stockholders’ equity	$6,696,172	$6,704,451	$6,540,602	$6,750,125	$6,390,652

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2021	2021	2021	2021	2020	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$58,570	$56,291	$54,324	$53,808	$53,441	$222,993	$208,788
Interest on securities	5,619	5,534	6,359	6,089	6,252	23,601	28,868
Other interest and dividend income	495	947	628	262	232	2,332	1,574
Total interest and dividend income	64,684	62,772	61,311	60,159	59,925	248,926	239,230
INTEREST EXPENSE
Deposits	1,037	986	1,058	1,421	1,814	4,502	16,624
Other borrowings	330	349	482	502	480	1,663	3,318
Subordinated notes and debentures	1,589	1,592	1,597	1,596	1,611	6,374	4,310
Total interest expense	2,956	2,927	3,137	3,519	3,905	12,539	24,252
Net interest income	61,728	59,845	58,174	56,640	56,020	236,387	214,978
PROVISION/(RECAPTURE) FOR LOAN AND LEASE LOSSES	(1,293)	352	(1,969)	4,367	10,236	1,457	55,949
Net interest income after provision/(recapture) for loan and lease losses	63,021	59,493	60,143	52,273	45,784	234,930	159,029
NON-INTEREST INCOME
Fees and service charges on deposits	1,955	1,867	1,768	1,664	1,740	7,254	6,471
Loan servicing revenue	3,392	3,344	3,188	2,769	2,645	12,693	11,319
Loan servicing asset revaluation	(2,510)	(2,650)	7	(1,505)	(2,298)	(6,658)	(4,951)
ATM and interchange fees	1,219	1,201	1,044	1,012	1,076	4,476	4,165
Net realized gains (losses) on securities available-for-sale	(21)	130	(136)	1,462	2,889	1,435	5,301
Change in fair value of equity securities, net	(98)	(275)	517	(206)	428	(62)	729
Net gains on sales of loans	12,924	12,761	12,270	8,319	9,449	46,274	33,349
Wealth management and trust income	764	815	722	768	710	3,069	2,680
Other non-interest income	1,389	1,302	1,622	1,459	1,051	5,772	2,997
Total non-interest income	19,014	18,495	21,002	15,742	17,690	74,253	62,060
NON-INTEREST EXPENSE
Salaries and employee benefits	28,850	25,978	24,588	21,806	22,559	101,222	89,756
Occupancy and equipment expense, net	4,995	4,982	4,856	5,779	6,854	20,612	22,957
Loan and lease related expenses	2,328	1,175	1,503	951	1,324	5,957	5,955
Legal, audit, and other professional fees	2,376	2,710	2,898	2,214	1,336	10,198	8,138
Data processing	3,070	3,108	2,847	2,755	2,748	11,780	10,900
Net loss recognized on other real estate owned and other related expenses	26	42	389	621	495	1,078	1,819
Other intangible assets amortization expense	1,738	1,738	1,848	1,749	1,892	7,073	7,624
Other non-interest expense	15,585	4,447	4,052	2,967	9,813	27,051	22,273
Total non-interest expense	58,968	44,180	42,981	38,842	47,021	184,971	169,422
INCOME BEFORE PROVISION FOR INCOME TAXES	23,067	33,808	38,164	29,173	16,453	124,212	51,667
PROVISION FOR INCOME TAXES	5,878	8,502	9,672	7,375	4,162	31,427	14,200
NET INCOME	17,189	25,306	28,492	21,798	12,291	92,785	37,467
Dividends on preferred shares	196	196	195	196	196	783	783
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$16,993	$25,110	$28,297	$21,602	$12,095	$92,002	$36,684
EARNINGS PER COMMON SHARE
Basic	$0.46	$0.68	$0.75	$0.57	$0.32	$2.45	$0.96
Diluted	$0.45	$0.66	$0.73	$0.56	$0.31	$2.40	$0.96

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except share	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
and per share data)	2021	2021	2021	2021	2020	2021	2020

Earnings per Common Share
Basic earnings per common share	$0.46	$0.68	$0.75	$0.57	$0.32	$2.45	$0.96
Diluted earnings per common share	$0.45	$0.66	$0.73	$0.56	$0.31	$2.40	$0.96
Adjusted diluted earnings per common share(2)(3)(4)	$0.69	$0.69	$0.77	$0.57	$0.38	$2.71	$1.05
Weighted average common shares outstanding (basic)	37,124,176	37,200,778	37,965,658	38,164,201	38,202,665	37,609,723	38,031,250
Weighted average common shares outstanding (diluted)	37,999,401	38,018,301	38,696,036	38,915,482	38,574,129	38,369,067	38,312,608
Common shares outstanding	37,713,903	37,690,087	38,094,972	38,641,851	38,618,054	37,713,903	38,618,054
Cash dividends per common share	$0.09	$0.09	$0.06	$0.06	$0.03	$0.30	$0.12
Dividend payout ratio on common stock	20.00%	13.64%	8.22%	10.71%	9.68%	12.50%	12.50%
Tangible book value per common share(1)	$17.51	$17.16	$16.74	$15.85	$16.12	$17.51	$16.12
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin, fully taxable equivalent (1)(5)	3.97%	3.92%	3.76%	3.78%	3.78%	3.86%	3.81%
Average cost of deposits	0.08%	0.08%	0.08%	0.12%	0.15%	0.09%	0.35%
Efficiency ratio(2)	70.88%	54.18%	51.95%	51.25%	61.22%	57.27%	58.40%
Adjusted efficiency ratio(1)(2)(3)	55.46%	52.35%	49.50%	50.41%	55.77%	51.98%	56.68%
Non-interest expense to average assets	3.49%	2.67%	2.57%	2.39%	2.92%	2.78%	2.76%
Adjusted non-interest expense to average assets(1)(3)	2.76%	2.58%	2.45%	2.35%	2.67%	2.54%	2.68%
Return on average stockholders' equity	8.13%	12.19%	14.10%	10.96%	6.07%	11.31%	4.78%
Adjusted return on average stockholders' equity(1)(3)(4)	12.42%	12.69%	14.80%	11.18%	7.50%	12.77%	5.21%
Return on average assets	1.02%	1.53%	1.70%	1.34%	0.76%	1.40%	0.61%
Adjusted return on average assets(1)(3)(4)	1.56%	1.59%	1.78%	1.37%	0.94%	1.58%	0.67%
Non-interest income to total revenues(1)	23.55%	23.61%	26.53%	21.75%	24.00%	23.90%	22.40%
Pre-tax pre-provision return on average assets(1)	1.29%	2.07%	2.16%	2.06%	1.66%	1.89%	1.75%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.03%	2.15%	2.28%	2.10%	1.91%	2.14%	1.83%
Return on average tangible common stockholders' equity(1)	10.94%	16.22%	18.87%	14.86%	8.61%	15.17%	7.06%
Adjusted return on average tangible common stockholders' equity(1)(3)	16.38%	16.86%	19.77%	15.15%	10.47%	17.04%	7.63%
Non-interest-bearing deposits to total deposits	41.87%	41.06%	41.03%	40.12%	37.09%	41.87%	37.09%
Loans and leases held for sale and loans and lease held for investment to total deposits	89.26%	90.29%	88.26%	89.23%	91.51%	89.26%	91.51%
Deposits to total liabilities	87.97%	87.73%	88.97%	84.36%	85.08%	87.97%	85.08%
Deposits per branch	$117,160	$117,234	$115,732	$109,229	$103,305	$117,160	$103,305
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	0.51%	0.75%	0.79%	0.83%	0.95%	0.51%	0.95%
ALLL to total loans and leases held for investment, net before ALLL	1.21%	1.31%	1.38%	1.47%	1.53%	1.21%	1.53%
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.37%	0.13%	0.17%	0.47%	0.47%	0.28%	0.51%
Acquisition accounting adjustments(4)	$4,769	$6,327	$9,393	$10,424	$13,389	$4,769	$13,389
Capital Ratios
Common equity to total assets	12.33%	12.14%	12.33%	11.61%	12.44%	12.33%	12.44%
Tangible common equity to tangible assets(1)	10.11%	9.89%	10.01%	9.31%	10.01%	10.11%	10.01%
Leverage ratio	10.89%	11.21%	10.82%	10.93%	11.12%	10.89%	11.12%
Common equity tier 1 capital ratio	11.39%	11.32%	11.97%	12.09%	12.20%	11.39%	12.20%
Tier 1 capital ratio	12.37%	12.32%	13.05%	13.20%	13.36%	12.37%	13.36%
Total capital ratio	14.70%	14.78%	15.74%	15.96%	16.18%	14.70%	16.18%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes impairment charges, merger-related expenses, and core systems conversion expense.

(4) Represents the remaining net unaccreted discount as a result of applying the fair value adjustment at the time of the business combination on acquired loans.

(5) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended December 31,
	2021			2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$106,170	$42	0.16%	$39,500	$21	0.22%
Loans and leases(1)	4,610,608	58,570	5.04%	4,340,388	53,441	4.90%
Taxable securities	1,288,969	5,111	1.57%	1,364,980	5,555	1.62%
Tax-exempt securities(2)	184,015	1,217	2.62%	168,878	1,148	2.71%
Total interest-earning assets	$6,189,762	$64,940	4.16%	$5,913,746	$60,165	4.05%
Allowance for loan and lease losses	(59,144)			(63,891)
All other assets	568,451			550,766
TOTAL ASSETS	$6,699,069			$6,400,621
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$659,841	$236	0.14%	$578,520	$287	0.20%
Money market accounts	1,089,398	345	0.13%	1,152,012	444	0.15%
Savings	633,469	75	0.05%	554,633	66	0.05%
Time deposits	688,154	381	0.22%	802,409	1,017	0.50%
Total interest-bearing deposits	3,070,862	1,037	0.13%	3,087,574	1,814	0.23%
Other borrowings	385,787	330	0.34%	577,309	480	0.33%
Subordinated notes and debentures	110,341	1,589	5.71%	109,704	1,611	5.84%
Total borrowings	496,128	1,919	1.53%	687,013	2,091	1.21%
Total interest-bearing liabilities	$3,566,990	$2,956	0.33%	$3,774,587	$3,905	0.41%
Non-interest-bearing demand deposits	2,222,583			1,761,902
Other liabilities	70,521			58,539
Total stockholders’ equity	838,975			805,593
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,699,069			$6,400,621
Net interest spread(3)			3.83%			3.64%
Net interest income, fully taxable equivalent		$61,984			$56,260
Net interest margin, fully taxable equivalent(2)(4)			3.97%			3.78%
Tax-equivalent adjustment		(256)	0.01%		(240)	0.01%
Net interest income		$61,728			$56,020
Net interest margin(4)			3.96%			3.77%

Net loan accretion impact on margin		$1,450	0.09%		$2,304	0.16%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Year Ended December 31,
	2021			2020
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate	Average Balance(5)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$69,338	$117	0.17%	$46,508	$228	0.49%
Loans and leases(1)	4,518,836	222,993	4.93%	4,196,708	208,788	4.98%
Taxable securities	1,376,045	21,909	1.59%	1,287,480	27,233	2.12%
Tax-exempt securities(2)	184,622	4,946	2.68%	128,664	3,773	2.93%
Total interest-earning assets	$6,148,841	$249,965	4.07%	$5,659,360	$240,022	4.24%
Allowance for loan and lease losses	(63,351)			(48,688)
All other assets	556,641			529,471
TOTAL ASSETS	$6,642,131			$6,140,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$622,147	$883	0.14%	$469,418	$938	0.20%
Money market accounts	1,073,970	1,285	0.12%	1,132,978	4,238	0.37%
Savings	610,953	289	0.05%	520,472	252	0.05%
Time deposits	722,974	2,045	0.28%	940,165	11,196	1.19%
Total interest-bearing deposits	3,030,044	4,502	0.15%	3,063,033	16,624	0.54%
Other borrowings	525,078	1,663	0.32%	542,937	3,318	0.61%
Subordinated notes and debentures	110,108	6,374	5.79%	72,188	4,310	5.97%
Total borrowings	635,186	8,037	1.27%	615,125	7,628	1.24%
Total interest-bearing liabilities	$3,665,230	$12,539	0.34%	$3,678,158	$24,252	0.66%
Non-interest-bearing demand deposits	2,085,454			1,624,754
Other liabilities	71,430			52,653
Total stockholders’ equity	820,017			784,578
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,642,131			$6,140,143
Net interest spread(3)			3.73%			3.58%
Net interest income, fully taxable equivalent		$237,426			$215,770
Net interest margin, fully taxable equivalent(2)(4)			3.86%			3.81%
Tax-equivalent adjustment		(1,039)	0.02%		(792)	0.01%
Net interest income		$236,387			$214,978
Net interest margin(4)			3.84%			3.80%

Net loan accretion impact on margin		$6,451	0.10%		$13,058	0.23%

(1) Loan and lease balances are net of deferred origination fees and costs and initial indirect costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended					As of or For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2021	2021	2021	2021	2020	2021	2020
Net income and earnings per share excluding significant items
Reported Net Income	$17,189	$25,306	$28,492	$21,798	$12,291	$92,785	$37,467
Significant items:
Impairment charges on assets held for sale and ROU asset	12,449	1,435	1,942	604	4,022	16,430	4,769
Tax benefit	(3,377)	(391)	(529)	(165)	(1,120)	(4,462)	(1,328)
Adjusted Net Income	$26,261	$26,350	$29,905	$22,237	$15,193	$104,753	$40,908
Reported Diluted Earnings per Share	$0.45	$0.66	$0.73	$0.56	$0.31	$2.40	$0.96
Significant items:
Impairment charges on assets held for sale and ROU asset	0.33	0.04	0.05	0.02	0.10	0.43	0.12
Tax benefit	(0.09)	(0.01)	(0.01)	(0.01)	(0.03)	(0.12)	(0.03)
Adjusted Diluted Earnings per Share	$0.69	$0.69	$0.77	$0.57	$0.38	$2.71	$1.05

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except per share data,	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
ratios annualized, where applicable)	2021	2021	2021	2021	2020	2021	2020
Adjusted non-interest expense:
Non-interest expense	$58,968	$44,180	$42,981	$38,842	$47,021	$184,971	$169,422
Less: Significant items
Impairment charges on assets held for sale and ROU asset	12,449	1,435	1,942	604	4,022	16,430	4,769
Adjusted non-interest expense	$46,519	$42,745	$41,039	$38,238	$42,999	$168,541	$164,653
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$46,519	$42,745	$41,039	$38,238	$42,999	$168,541	$164,653
Less: Amortization of intangible assets	1,738	1,738	1,848	1,749	1,892	7,073	7,624
Adjusted non-interest expense excluding amortization of intangible assets	$44,781	$41,007	$39,191	$36,489	$41,107	$161,468	$157,029
Pre-tax pre-provision net income:
Pre-tax income	$23,067	$33,808	$38,164	$29,173	$16,453	$124,212	$51,667
Add: Provision/(recapture) for loan and lease losses	(1,293)	352	(1,969)	4,367	10,236	1,457	55,949
Pre-tax pre-provision net income	$21,774	$34,160	$36,195	$33,540	$26,689	$125,669	$107,616
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$21,774	$34,160	$36,195	$33,540	$26,689	$125,669	$107,616
Impairment charges on assets held for sale and ROU asset	12,449	1,435	1,942	604	4,022	16,430	4,769
Adjusted pre-tax pre-provision net income	$34,223	$35,595	$38,137	$34,144	$30,711	$142,099	$112,385
Tax equivalent net interest income
Net interest income	$61,728	$59,845	$58,174	$56,640	$56,020	$236,387	$214,978
Add: Tax-equivalent adjustment	256	264	269	250	240	1,039	792
Net interest income, fully taxable equivalent	$61,984	$60,109	$58,443	$56,890	$56,260	$237,426	$215,770
Total revenue:
Net interest income	$61,728	$59,845	$58,174	$56,640	$56,020	$236,387	$214,978
Add: Non-interest income	19,014	18,495	21,002	15,742	17,690	74,253	62,060
Total revenue	$80,742	$78,340	$79,176	$72,382	$73,710	$310,640	$277,038
Tangible common stockholders' equity:
Total stockholders' equity	$836,382	$824,418	$817,073	$793,795	$805,464	$836,382	$805,464
Less: Preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Goodwill and other intangibles	165,558	167,296	169,034	170,882	172,631	165,558	172,631
Tangible common stockholders' equity	$660,386	$646,684	$637,601	$612,475	$622,395	$660,386	$622,395
Tangible assets:
Total assets	$6,696,172	$6,704,451	$6,540,602	$6,750,125	$6,390,652	$6,696,172	$6,390,652
Less: Goodwill and other intangibles	165,558	167,296	169,034	170,882	172,631	165,558	172,631
Tangible assets	$6,530,614	$6,537,155	$6,371,568	$6,579,243	$6,218,021	$6,530,614	$6,218,021
Average tangible common stockholders' equity:
Average total stockholders' equity	$838,975	$823,754	$810,490	$806,452	$805,593	$820,017	$784,578
Less: Average preferred stock	10,438	10,438	10,438	10,438	10,438	10,438	10,438
Less: Average goodwill and other intangibles	166,396	168,140	169,906	171,795	173,536	169,042	176,448
Average tangible common stockholders' equity	$662,141	$645,176	$630,146	$624,219	$621,619	$640,537	$597,692
Average tangible assets:
Average total assets	$6,699,069	$6,560,868	$6,720,492	$6,587,765	$6,400,621	$6,642,131	$6,140,143
Less: Average goodwill and other intangibles	166,396	168,140	169,906	171,795	173,536	169,042	176,448
Average tangible assets	$6,532,673	$6,392,728	$6,550,586	$6,415,970	$6,227,085	$6,473,089	$5,963,695
Tangible net income available to common stockholders:
Net income available to common stockholders	$16,993	$25,110	$28,297	$21,602	$12,095	$92,002	$36,684
Add: After-tax intangible asset amortization	1,266	1,265	1,344	1,272	1,365	5,147	5,501
Tangible net income available to common stockholders	$18,259	$26,375	$29,641	$22,874	$13,460	$97,149	$42,185
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$18,259	$26,375	$29,641	$22,874	$13,460	$97,149	$42,185
Impairment charges on assets held for sale and ROU asset	12,449	1,435	1,942	604	4,022	16,430	4,769
Tax benefit on significant items	(3,377)	(391)	(529)	(165)	(1,120)	(4,462)	(1,328)
Adjusted tangible net income available to common stockholders	$27,331	$27,419	$31,054	$23,313	$16,362	$109,117	$45,626

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended					As of or For the Year Ended
(dollars in thousands, except share and per share data, ratios annualized, where applicable)	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2021	2021	2021	2021	2020	2021	2020
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$21,774	$34,160	$36,195	$33,540	$26,689	$125,669	$107,616
Average total assets	6,699,069	6,560,868	6,720,492	6,587,765	6,400,621	6,642,131	6,140,143

Byline Bancorp, Inc.

Pre-tax pre-provision return on average assets	1.29%	2.07%	2.16%	2.06%	1.66%	1.89%	1.75%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$34,223	$35,595	$38,137	$34,144	$30,711	$142,099	$112,385
Average total assets	6,699,069	6,560,868	6,720,492	6,587,765	6,400,621	6,642,131	6,140,143
Adjusted pre-tax pre-provision return on average assets	2.03%	2.15%	2.28%	2.10%	1.91%	2.14%	1.83%
Net interest margin, fully taxable equivalent
Net interest income, fully taxable equivalent	$61,984	$60,109	$58,443	$56,890	$56,260	$237,426	$215,770
Total average interest-earning assets	6,189,762	6,076,065	6,231,616	6,097,712	5,913,746	6,148,841	5,659,360
Net interest margin, fully taxable equivalent	3.97%	3.92%	3.76%	3.78%	3.78%	3.86%	3.81%
Non-interest income to total revenues:
Non-interest income	$19,014	$18,495	$21,002	$15,742	$17,690	$74,253	$62,060
Total revenues	80,742	78,340	79,176	72,382	73,710	310,640	277,038
Non-interest income to total revenues	23.55%	23.61%	26.53%	21.75%	24.00%	23.90%	22.40%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$46,519	$42,745	$41,039	$38,238	$42,999	$168,541	$164,653
Average total assets	6,699,069	6,560,868	6,720,492	6,587,765	6,400,621	6,642,131	6,140,143
Adjusted non-interest expense to average assets	2.76%	2.58%	2.45%	2.35%	2.67%	2.54%	2.68%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$44,781	$41,007	$39,191	$36,489	$41,107	$161,468	$157,029
Total revenues	80,742	78,340	79,176	72,382	73,710	310,640	277,038
Adjusted efficiency ratio	55.46%	52.35%	49.50%	50.41%	55.77%	51.98%	56.68%
Adjusted return on average assets:
Adjusted net income	$26,261	$26,350	$29,905	$22,237	$15,193	$104,753	$40,908
Average total assets	6,699,069	6,560,868	6,720,492	6,587,765	6,400,621	6,642,131	6,140,143
Adjusted return on average assets	1.56%	1.59%	1.78%	1.37%	0.94%	1.58%	0.67%
Adjusted return on average stockholders' equity:
Adjusted net income	$26,261	$26,350	$29,905	$22,237	$15,193	$104,753	$40,908
Average stockholders' equity	838,975	823,754	810,490	806,452	805,593	820,017	784,578
Adjusted return on average stockholders' equity	12.42%	12.69%	14.80%	11.18%	7.50%	12.77%	5.21%
Tangible common equity to tangible assets:
Tangible common equity	$660,386	$646,684	$637,601	$612,475	$622,395	$660,386	$622,395
Tangible assets	6,530,614	6,537,155	6,371,568	6,579,243	6,218,021	6,530,614	6,218,021
Tangible common equity to tangible assets	10.11%	9.89%	10.01%	9.31%	10.01%	10.11%	10.01%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$18,259	$26,375	$29,641	$22,874	$13,460	$97,149	$42,185
Average tangible common stockholders' equity	662,141	645,176	630,146	624,219	621,619	640,537	597,692
Return on average tangible common stockholders' equity	10.94%	16.22%	18.87%	14.86%	8.61%	15.17%	7.06%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$27,331	$27,419	$31,054	$23,313	$16,362	$109,117	$45,626
Average tangible common stockholders' equity	662,141	645,176	630,146	624,219	621,619	640,537	597,692
Adjusted return on average tangible common stockholders' equity	16.38%	16.86%	19.77%	15.15%	10.47%	17.04%	7.63%
Tangible book value per share:
Tangible common equity	$660,386	$646,684	$637,601	$612,475	$622,395	$660,386	$622,395
Common shares outstanding	37,713,903	37,690,087	38,094,972	38,641,851	38,618,054	37,713,903	38,618,054
Tangible book value per share	$17.51	$17.16	$16.74	$15.85	$16.12	$17.51	$16.12